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EXHIBIT 21.1

NOVEON INTERNATIONAL, INC. SUBSIDIARIES

AS OF FEBRUARY 20, 2004

NAME	COUNTRY OR STATE OF INCORPORATION
FCC Acquisition Corp.	USA — Delaware
Noveon China, Inc.	USA — Delaware
Noveon Diamalt, Inc.	USA — Delaware
Noveon FCC, Inc.	USA — Delaware
Noveon Hilton Davis, Inc.	USA — Delaware
Noveon Holding Corporation	USA — Delaware
Noveon, Inc.	USA — Delaware
Noveon Investments, LLC	USA — Delaware
Noveon Textile Chemicals, Inc.	USA — Delaware
Performance Materials I Inc.	USA — Delaware
Performance Materials II LLC	USA — Delaware
Kalama Foreign Sales Corporation	USA — Guam
Noveon IP Holdings Corp.	USA — Illinois
Cosmetochem U.S.A., Inc.	USA — New Jersey
Creative Chemical Inc.	USA — New Jersey
Scher Chemicals, Inc.	USA — New Jersey
Noveon Kalama, Inc.	USA — Washington
Noveon Europe B.V.B.A.	Belgium
Noveon Europe Coordination Center B.V.B.A.	Belgium
Noveon Realty Europe B.V.B.A.	Belgium
Performance Materials (Bermuda) Ltd.	Bermuda
Noveon Brasil Ltda.	Brazil
Noveon Canada Inc.	Canada
Noveon Chemicals Canada Co.	Canada
Noveon Consulting (Shanghai) Co. Limited	Peoples' Republic of China
Noveon (Shanghai) Co. Ltd.	Peoples' Republic of China
Noveon Specialty Chemicals (Shanghai) Limited	Peoples' Republic of China
Sino-U.S. Youli Piping Co., Ltd.	China
Gemoplast S.A.	France
Noveon France S.A.	France
Noveon Holdings France S.A.S.	France
Freedom Chemical Diamalt Beteiligungs GmbH	Germany
Noveon Deutschland GmbH	Germany
Noveon Diamalt GmbH & Co. KG	Germany
Noveon Holdings Deutschland GmbH	Germany
Noveon Pharma GmbH & Co. KG	Germany
Noveon Verwaltungs GmbH	Germany
Noveon Asia Pacific Limited	Hong Kong
Noveon Hong Kong Limited	Hong Kong
Indiamalt Private Limited	India
Noveon Diamalt Private Limited	India
Noveon Italia S.R.L.	Italy
Noveon Korea, Inc.	Korea

Noveon Malaysia Sdn. Bhd.	Malaysia
Noveon Mauritius Holdings Limited	Mauritius
Noveon de Mexico, S.A. de C.V.	Mexico
Europe Chemical Holdings C.V.	The Netherlands
Noveon Holland B.V.	The Netherlands
Noveon Netherlands B.V.	The Netherlands
Noveon Resin B.V.	The Netherlands
Noveon Sales Holland B.V.	The Netherlands
Noveon SA (Pty) Ltd.	South Africa
Noveon Holdings Spain S.L.	Spain
Noveon Manufacturing Spain, S.L.	Spain
Noveon Sales Spain S.L.	Spain
SNP-Noveon Holding Limited	Thailand
Specialty Natural Products Co., Ltd.	Thailand
Noveon Holdings UK Limited	United Kingdom
Noveon Manufacturing UK Limited	United Kingdom
Noveon UK Limited	United Kingdom

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NOVEON INTERNATIONAL, INC. SUBSIDIARIES AS OF FEBRUARY 20, 2004